EXHIBIT 5.1

June 1, 2015

BioPharmX Corporation

1098 Hamilton Court

Menlo Park, California 94025

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-1 (File Number 333-203317) (the “Registration Statement”) filed by BioPharmX Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on April 9, 2015, as subsequently amended on May 14, 2015 and June 1, 2015, in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of (i) an aggregate of 5,796,000 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), (ii) warrants (the “Warrants”) to purchase up to 173,880 shares of the Company’s Common Stock (the “Warrant Shares”) to be issued to CRT Capital Group LLC, Feltl and Company and Newport Coast Securities, Inc. (the “Underwriters”) or their permitted designees pursuant to the terms of the Underwriting Agreement, and (iii) the Warrant Shares.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following.

(1)                                 the Company’s Certificate of Incorporation, filed with the Delaware Secretary of State on April 24, 2014 and certified by the Delaware Secretary of State on May 14, 2015 (the “Certificate”).

(2)                                 the Company’s Bylaws, certified by the Company’s Secretary on May 28, 2015 (the “Bylaws”).

(3)                                 the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

(4)                                 the Prospectus prepared in connection with the Registration Statement.

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(5)                                 the following action by written consent of the Company’s Board of Directors (the “Board”) pursuant to which the Bylaws were adopted and approved: the Unanimous Written Consent of the Board, dated April 25, 2014, in which resolutions were adopted by the Board adopting and approving the Bylaws.

(6)                                 copies of corporate proceedings of the Board relating to its approval of the sale and issuance of the Shares, the Warrants and the Warrant Shares pursuant to the Underwriting Agreement, the Registration Statement and the Prospectus and of the filing of the Registration Statement.

(7)                                 the stock records for the Company that the Company has provided to us (consisting of a list of the Company’s stockholders as of June 1, 2015 issued by the Company’s transfer agent and dated the date of this letter and a list of holders of options and warrants and any other rights or securities entitling the holders thereof to purchase or acquire from the Company shares of its capital stock that was prepared by the Company and dated June 1, 2015 verifying the number of such issued and outstanding securities of the Company as of June 1, 2015).

(8)                                 a Certificate of Good Standing issued by the Delaware Secretary of State dated May 29, 2015, stating that the Company is qualified to do business and in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”).

(9)                                 an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).

(10)                          the Underwriting Agreement.

(11)                          the form of Underwriter’s Warrant Agreement to represent the Warrants, which is attached as an exhibit to the Underwriting Agreement.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

As to matters of fact relevant to this opinion, we have relied upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the

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information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We have assumed that the issued Shares and issued Warrant Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such Shares or issued Warrant Shares, as applicable, has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law (the “DGCL”) and that the Company will properly register the transfer of the Shares or issued Warrant Shares to the purchasers of such Shares or issued Warrant Shares, respectively, on the Company’s record of uncertificated shares of its capital stock.

We render this opinion only with respect to, and express no opinion herein, concerning the application or effect of the laws of any jurisdiction other than the DGCL and, solely with respect to our opinion in paragraph (3) below with respect to the Warrants constituting valid and binding obligations of the Company, with respect to the laws of the State of New York and the DGCL.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company, including those set forth in the Opinion Certificate.

In connection with our opinions expressed in paragraphs (2), (3) and (4) below, we have assumed that, at or prior to the time of the delivery of any of the Shares, the Warrants or the Warrant Shares, as applicable, the Registration Statement will have been declared effective under the Act, that the registration thereunder will apply to such Shares, Warrants and Warrant Shares, and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of any of the Shares, any of the Warrants or any of the  Warrant Shares.

Our opinion expressed in paragraph (3) below is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Warrants:

(1)                                 the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, preferential transfers, assignment for the benefit of creditors and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors generally.

(2)                                 the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

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With respect to our opinions expressed in paragraphs (3) and (4) below, (i) we have assumed that: (i) the exercise price of the Warrants at the time of exercise will be equal to or greater than the then effective par value of the Common Stock; and (ii) if necessary, all required action, resolutions and approvals of the Board and the Company’s stockholders will be taken and obtained so that, at each time a Warrant is exercised, the number of Warrant Shares issuable upon such exercise will not exceed the number of shares of the Company’s Common Stock then authorized under the Company’s Certificate that are not issued or outstanding or reserved for issuance with respect to any then outstanding securities of the Company.

Based upon the foregoing, we are of the following opinion:

(1)                                 The Company is a corporation validly existing and in good standing under the laws of the State of Delaware;

(2)                                 The up to 5,796,000 Shares to be issued and sold by the Company pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Underwriting Agreement, the Registration Statement and the Prospectus and in accordance with the resolutions to be adopted by the Pricing Committee of the Board, will be validly issued, fully paid and nonassessable;

(3)                                 The Warrants to purchase up to 173,880 shares of the Company’s Common Stock, when issued and sold as contemplated in the Underwriting Agreement, the Registration Statement and the Prospectus and executed and delivered by the Company to the Underwriters or their designees against payment therefor as provided in the Underwriting Agreement, will be valid and binding obligations of the Company; and

(4)                                 The Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of the Shares and Warrant Shares subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion is rendered on, and speaks only as of, the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

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Very truly yours,

FENWICK & WEST LLP

By:	/s/ Fenwick & West LLP
Fenwick & West LLP